UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
_______

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2008

REDWOOD TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-13759 (Commission File Number)	68-0329422 (I.R.S. Employer Identification No.)

One Belvedere Place
Suite 300
Mill Valley, California 94941
(Address of principal executive offices and Zip Code)

(415) 389-7373
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On December 10, 2008, Redwood Trust, Inc. and George E. Bull, III, Chairman and CEO, Martin Hughes, Chief Financial Officer, Co-Chief Operating Officer, and Secretary, and Brett D. Nicholas, Chief Investment Officer and Co-Chief Operating Officer, entered into amendments to their respective employment agreements effective January 1, 2009. The amendments provide for increases in the 2009 Target Bonuses for Mr. Bull from 125% to 175% and for Messrs. Hughes and Nicholas from 100% to 150%.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits:

Exhibit No.	Description

10.1	Amendment to Employment Agreement, by and between Redwood Trust, Inc. and George E. Bull, III, dated as of December 10, 2008.

10.2	Amendment to Employment Agreement, by and between Redwood Trust, Inc. and Martin S. Hughes, dated as of December 10, 2008.

10.3	Amendment to Employment Agreement, by and between Redwood Trust, Inc. and Brett D. Nicholas, dated as of December 10, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 11, 2008	REDWOOD TRUST, INC.
	By:	/s/ MARTIN S. HUGHES
Martin S. Hughes
Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment to Employment Agreement, by and between Redwood Trust, Inc. and George E. Bull, III, dated as of December 10, 2008.

10.2	Amendment to Employment Agreement, by and between Redwood Trust, Inc. and Martin S. Hughes, dated as of December 10, 2008.

10.3	Amendment to Employment Agreement, by and between Redwood Trust, Inc. and Brett D. Nicholas, dated as of December 10, 2008.